UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 6, 2014

BE ACTIVE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-174435	68-0678429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Northern Blvd., Great Neck, NY		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-736-2310

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2014, Be Active Holdings, Inc. (the “Company”) executed a Reserve Equity Financing Agreement (“Purchase Agreement”) with AGS Capital Group, LLC (“AGS”), pursuant to which AGS has agreed to purchase from the Company up to $5,000,000 of our common stock (subject to certain limitations) from time to time over a 36-month period. Also on January 6, 2013, the Company executed a Registration Rights agreement (the “Registration Rights Agreement”), with AGS, pursuant to which the Company will file with the SEC a registration statement (the “Registration Statement”) that registers for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares that have been or may be issued to AGS under the Purchase Agreement.

The Company does not have the right to commence any sales to AGS pursuant to the Purchase Agreement until the SEC has declared effective the Registration Statement. Thereafter, the Company may, from time to time in its sole discretion, direct AGS to purchase up to 25,000,000 shares of the Company’s common stock on any such business day, provided that in no event shall AGS purchase more than $250,000 worth of the Company’s common stock on any single business day, provided that the number of shares sold on any given business day shall not exceed 350% of the Average Daily Trading Volume (as defined in the Purchase Agreement) and at no point shall the Company issue to AGS such number of shares which shall cause the number of shares of the Company’s common stock then owned by AGS to meet or exceed 5% of the then outstanding shares of common stock of the Company. The purchase price of the up to 25,000,000 shares that may be sold to AGS under the Purchase Agreement on any business day will be based on the market price of the Company’s common stock immediately preceding the time of sale as computed under the Purchase Agreement, subject to adjustment as provided in the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. The Company may, at any time in its sole discretion, terminate the Purchase Agreement upon 30 business days’ notice, which shall require the payment of a cancellation fee of $250,000 from the Company to AGS. AGS may not assign or transfer its rights and obligations under the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No .	Description

10.1	Reserve Equity Financing Agreement between Be Active Holdings, Inc. and AGS Capital Group, LLC
10.2	Registration Rights Agreement between Be Active Holdings, Inc. and AGS Capital Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 31, 2014

BE ACTIVE HOLDINGS, INC.

By:	/s/ Saverio Pugliese
Name: Saverio Pugliese
Title: Chief Executive Officer